As filed with the Securities and Exchange Commission on February 15, 2001 Reg. No. 333-_______

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933


                         MOLEX INCORPORATED
        (Exact Name of Registrant as Specified in its Charter)


        Delaware                               36-2369491

(State of Incorporation)                    (I.R.S. Employer
                                           Identification No.)


            2222 Wellington Court, Lisle, Illinois 60532
        (Address and Zip Code of Principal Executive Offices)


                     THE 2000 MOLEX INCORPORATED
                        LONG-TERM  STOCK PLAN
                       (Full Title of the Plan)


            Louis A. Hecht, Secretary and General Counsel
                          Molex Incorporated
                        2222 Wellington Court
                        Lisle, Illinois 60532
                            (630) 969-4550
      (Name, Address, and Telephone Number of Agent For Service)
                            ______________



                   CALCULATION OF REGISTRATION FEE


                                              Proposed Maximum    Proposed Maximum        Amount of
Title of Securities        Amount to be        Offering Price     Aggregate Offering   Registration Fee
to be Registered           Registered (1)      Per Share (2)           Price (2)

Class A Common Stock,
par value $.05 per share   3,000,000 shares      $29.4375            $88,312,500          $22,078.13

(1) Pursuant to Rule 416(a), this registration Statement also covers such indeterminable number of additional shares of Class A Common Stock as may be issued pursuant to the anti-dilution provisions of the 2000
     Molex Incorporated Long-Term Stock Plan.
(2) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the Nasdaq National Market on February 12, 2001.
     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

                           EXPLANATORY NOTE

     Molex Incorporated has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "SECURITIES ACT") to register shares of Class A common stock, par value $.05 per share (the "COMMON STOCK") issued upon exercise of options granted or bonus awarded under The 2000 Molex Incorporated Long-Term Stock Plan
(the "PLAN").





                                PART I

SECTION 10(a) PROSPECTUS

     With regard to information required in the Section 10(a) prospectus, the information required by Part I (Items 1 and 2) of Form S-8 is omitted from this registration statement in accordance with Rule 428(b) promulgated under the Securities Act and the Note to Part I of Form S-8. Molex will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by Rule 428(b)(1) promulgated under the Securities Act.

                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

     DOCUMENTS FILED WITH THE COMMISSION

     The following documents filed with the Securities and Exchange Commission (the "COMMISSION") by Molex Incorporated (the "COMPANY") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 ("2000 FORM 10-K") filed with the Commission on September 22, 2000 (File No. 0-7491).

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed with the Commission on November 13, 2000 and amended January 8, 2001 (File No. 0-7491).

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 filed with the Commission on February 11, 2001 (File No. 0-7491).

     (d) All other reports filed pursuant to Section 13(a) or 15(d) of The Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT") since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

     (f) The description of the Company's Class A Common Stock in the final prospectus forming a part of the Company's Registration Statement on Form S-3 (Reg. No. 33-57613) filed with the Commission under the Securities Act on February 7, 1995, as amended by Amendment
          No. 1 thereto filed with the Commission on February 16, 1995 (as amended, the "S-3 REGISTRATION STATEMENT").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.



     EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended
JUNE 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


ITEM 4:  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered pursuant to this Registration Statement will be passed upon for the Company by Louis A. Hecht, Secretary and General Counsel of the Company. Mr. Hecht beneficially owns less than 1% of the Company's outstanding Common Stock.


ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonable believed to be or in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Certificate of Incorporation of the Company provides that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The Certificate of Incorporation of the Company provides, that, to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8:  EXHIBITS

     3.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Company's Form 10-K for the year ended June 30, 2000) filed with the Commission on September 22, 2000 (File No. 0-7491))

     3.2 By-Laws of the Company restated and amended as of July 29, 2000 (incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the year ended June 30, 2000 filed with the Commission on September 22, 2000 (File No. 0-7491))

     4.1 Specimen stock certificate representing Molex Incorporated Class A common stock.

     5.1  Opinion of Louis A. Hecht

     23.1 Consent of Louis A. Hecht (included in Exhibit 5.1)

     23.2 Consent of Deloitte & Touche LLP

     24.1 Powers of Attorney


ITEM 9.  UNDERTAKINGS

(a)  Rule 415 Offering.  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Incorporation of Subsequent Exchange Act Documents by Reference.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Form S-8 Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on FEBRUARY 15, 2001.



                         MOLEX INCORPORATED



                         By: s/ Frederick A. Krehbiel

                             Frederick A. Krehbiel

                             Co-Chairman and Co-Chief Executive
                             Officer (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                                    DATE


s/ Frederick A. Krehbiel     Co-Chairman and Co-Chief Executive       February 15, 2001
Frederick A. Krehbiel        Officer (Principal Executive Officer)


s/ Frederick A. Krehbiel*    Co-Chairman and Co-Chief Executive       February 15, 2001
John H. Krehbiel, Jr.        Officer (Principal Executive Officer)


s/ Frederick A. Krehbiel*    Vice President, Treasurer and Chief      February 15, 2001
Robert B. Mahoney            Financial Officer (Principal Financial
                             Officer and Principal Accounting Officer)


s/ Frederick A. Krehbiel*    Director                                 February 15, 2001
Robert J. Potter


s/ Frederick A. Krehbiel*    Director                                 February 15, 2001
Edgar D. Jannotta


s/ Frederick A. Krehbiel*    Director                                 February 15, 2001
Fred L. Krehbiel


s/ Frederick A. Krehbiel*    Director                                 February 15, 2001
Donald G. Lubin


s/ Frederick A. Krehbiel*    Director                                 February 15, 2001
Masahisa Naitoh


s/ Frederick A. Krehbiel*    Director                                 February 15, 2001
Michael J. Birck


s/ Frederick A. Krehbiel*    Director                                 February 15, 2001
Douglas K. Carnahan


s/ Frederick A. Krehbiel*    Director                                 February 15, 2001
J. Joseph King


s/ Frederick A. Krehbiel*    Director                                 February 15, 2001
Martin P. Slark

* Pursuant to Power of Attorney (See Exhibit 24.1).

                          INDEX TO EXHIBITS


     EXHIBIT
     NUMBER    DESCRIPTION OF EXHIBIT


     3.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Company's Form 10-K for the year ended June 30, 2000) filed with the Commission on September 22, 2000 (File No. 0-7491))

     3.2 By-Laws of the Company restated and amended as of July 29, 1999 (incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the year ended June 30, 2000 filed with the Commission on September 22, 1998 (File No. 0-7491))

     4.1 Specimen stock certificate representing Molex Incorporated Class A common stock.

     5.1       Opinion of Louis A. Hecht

     23.1      Consent of Louis A. Hecht (included in Exhibit 5.1)

     23.2      Consent of Deloitte & Touche LLP

     24.1      Powers of Attorney